UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-40415	32-0777356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BEEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 18, 2025, Mobile Infrastructure Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) in connection with the transition of Manuel Chavez, III, the Company’s then Chief Executive Officer, to Executive Chairman of the Board of Directors (the “Board”) and the appointment of Stephanie Hogue to serve as Chief Executive Officer of the Company, effective as of August 1, 2025. This Amendment No. 1 to the Original 8-K (this “Amendment”), is being filed to provide information regarding Mr. Chavez’s and Ms. Hogue’s compensation as Executive Chairman and Chief Executive Officer, respectively, which had not been determined at the time of the filing of the Original 8-K. Except as expressly set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Manuel Chavez

In connection with Mr. Chavez’s service as Executive Chairman of the Board, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board and the approval by the Board, on November 17, 2025 and effective as of August 1, 2025 (the “Effective Date”), the Company entered into the Executive Chair Agreement (the “Executive Chair Agreement”) with Mr. Chavez.

The Executive Chair Agreement provides that Mr. Chavez will assist with the Company’s portfolio composition and perform the duties of Executive Chair customarily related to this function, including, without limitation, (a) serving as Co-Chair of the Board, (b) acting as a liaison between the Company’s senior management and the Board and its committees, (c) advising the Company’s senior management on matters of Company operations, and (d) otherwise performing the duties of Co-Chair of the Board, as well as such other customary duties as may be determined and assigned by the Board. The Executive Chair Agreement also provides that Mr. Chavez will generally devote such time as is reasonably and customarily necessary to perform completely his duties to the Company.

Pursuant to the Executive Chair Agreement, within one hundred twenty (120) days of the Effective Date, the Company will grant Mr. Chavez, subject to Mr. Chavez’s continued employment with the Company through such date, 550,000 performance-based long-term incentive units (the “Equity Award”). The Equity Award will vest on December 31, 2027, subject to Mr. Chavez’s continuous employment with the Company through such date, and the satisfaction of the following performance conditions: (i) completion of $100,000,000 in asset sales pursuant to the Company’s multi-year portfolio optimization plan by December 31, 2027, and (ii) approval by the Compensation Committee, which approval will be in good faith, taking into consideration factors it deems relevant in its sole discretion. The Equity Award will be subject to the terms and conditions of the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (as amended from time to time, the “Incentive Plan”) and an award agreement.

In addition, Mr. Chavez will be eligible to participate in the health insurance, life insurance, disability benefits, other welfare programs and retirement plans that will be provided generally to employees of the Company.

Mr. Chavez’s outstanding equity awards of the Company and Mobile Infra Operating Company, LLC (collectively, the “Outstanding Equity Awards”) will continue to be subject to the terms and conditions of the respective award agreements, the Incentive Plan, the limited liability company agreement of Mobile Infra Operating Company, LLC, and any other plan or agreement governing the Outstanding Equity Awards, as applicable.

The Company and Mr. Chavez may terminate the Executive Chair Agreement upon sixty (60) days’ written notice.

The Executive Chair Agreement provides that, subject to the execution of a release and other conditions set forth in the Executive Chair Agreement, upon a “qualifying termination” (as defined in the Executive Chair Agreement), (i) all then-outstanding equity-based awards held by Mr. Chavez, to the extent subject to time-based vesting, will accelerate in full and (ii) to the extent the performance period is not complete, the target number of performance based awards held by Mr. Chavez will accelerate in full.

The foregoing description of the Executive Chair Agreement is not complete and is qualified in its entirety by reference to the full text of the Executive Chair Agreement filed as Exhibit 10.1 to this Amendment and incorporated herein by reference.

Stephanie Hogue

In connection with Ms. Hogue’s appointment as Chief Executive Officer, upon the recommendation of the Compensation Committee and approval by the Board, on November 17, 2025, the Company entered into the Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Ms. Hogue.

The A&R Employment Agreement provides for a three-year initial term that commenced on August 1, 2025 and ends on the third anniversary of such date. Thereafter, the employment term extends automatically for successive one-year periods unless either Ms. Hogue or the Company provides notice of non-renewal to the other party at least ninety (90) days before the end of the then-existing term.

The A&R Employment Agreement provides that Ms. Hogue will perform such duties as are usual and customary for the position of chief executive officer and president. The A&R Employment Agreement also provides that Ms. Hogue generally will devote substantially all of her business time and attention to the business and affairs of the Company, except that Ms. Hogue may engage in certain outside activities that do not materially interfere with the performance of her duties.

Pursuant to the A&R Employment Agreement, Ms. Hogue will be entitled to receive (i) an annualized base salary of $600,000, (ii) a target annual bonus of not more than 33.33% of her annual base salary (the “Target Annual Bonus”), and (iii) an annual grant of restricted stock with a target value of $1,000,000 (the “Target Annual Equity Grant”). In addition, within one hundred twenty (120) days of the Effective Date, the Company will grant Ms. Hogue, subject to Ms. Hogue’s continued employment with the Company through such date, restricted stock with a target value of $166,667 (the “Pro Rata Award”), which amount represents the pro rata portion of her Target Annual Equity Grant for service as Chief Executive Officer during calendar year 2025. The Pro Rata Award and each Target Annual Equity Grant will be subject to the terms and conditions of the Incentive Plan and an award agreement.

In addition, Ms. Hogue will be eligible to participate in the health insurance, life insurance, disability benefits, other welfare programs and retirement plans that will be provided generally to employees of the Company.

The A&R Employment Agreement provides that, subject to the execution of a release and other conditions set forth in the A&R Employment Agreement, upon a “qualifying termination” (as defined in the A&R Employment Agreement), Ms. Hogue will be entitled to severance based on a multiple of the total of her then-current annual base salary, plus the amount of the Target Bonus Amount for our most recently completed fiscal year prior to termination (“Total Cash Compensation”). If the qualifying termination results from the death or disability of Ms. Hogue, Ms. Hogue will be entitled to severance equal to one times (1x) her Total Cash Compensation. If Ms. Hogue is terminated by the Company without Cause (as defined in the A&R Employment Agreement), Ms. Hogue quits for Good Reason (as defined in the A&R Employment Agreement), or the Company elects not to renew the term of the A&R Employment Agreement, then Ms. Hogue will be entitled to severance equal to two times (2x) her then-current Total Cash Compensation. In the event that any qualifying termination occurs on or within twelve (12) months after a Change in Control (as defined in the A&R Employment Agreement) of the Company, Ms. Hogue will be entitled to severance equal to three times (3x) her then-current Total Cash Compensation.

Upon termination where severance is due and payable, the A&R Employment Agreement also provides that Ms. Hogue will be entitled to receive (a) unpaid base salary earned through the termination date; (b) any equity awards that have vested as of the termination date; (c) to the extent the performance period is not complete, the target number of performance based awards held by Ms. Hogue will vest in full at the termination date; (d) all equity-based awards held by Ms. Hogue, to the extent subject to time-based vesting, will vest in full at the termination date; (e) health insurance coverage, including through COBRA, for an eighteen (18) month period following the termination date; and (f) reimbursements of unpaid business expenses.

In consideration for the Company’s undertakings and obligations under the A&R Employment Agreement, Ms. Hogue has agreed not to (i) solicit the Company’s employees or consultants or any of the Company’s customers, vendors or other parties doing business with the Company and (ii) compete with the Company for a period of two (2) years following the termination of her employment.

The foregoing description of the A&R Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreement filed as Exhibit 10.2 to this Amendment and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Chair Agreement, dated November 17, 2025

10.2	Amended and Restated Employment Agreement, dated November 17, 2025

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: November 17, 2025	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President and Chief Executive Officer